                                                                   JANUARY 2001

                        ALLIANCE CAPITAL MANAGEMENT L.P.

         CODE OF ETHICS AND STATEMENT OF POLICY AND PROCEDURES REGARDING
                        PERSONAL SECURITIES TRANSACTIONS

1.       PURPOSES

         (a)      Alliance Capital Management L.P. ("Alliance", "we" or "us") is
                  a registered investment adviser and acts as investment manager or adviser to investment  companies and other Clients. In this capacity,  we  serve as  fiduciaries  and owe our  Clients  an undivided  duty of loyalty.  We must avoid even the appearance of a  conflict  that may  compromise  the trust  Clients  have placed in us and must insist on strict  adherence to fiduciary standards and compliance with all applicable federal and state
                  securities  laws.   Adherence  to  this  Code  of  Ethics  and
                  Statement  of  Policy  and   Procedures   Regarding   Personal
                  Securities  Transactions  (the  "Code  and  Statement")  is  a
                  fundamental   condition   of  service  with  us,  any  of  our
                  subsidiaries or our general partner (the "Alliance Group").

         (b)      The Code and  Statement  is intended to comply with Rule 17j-1 under the  Investment  Company Act which applies to us because we serve as an  investment  adviser to  registered  investment companies. Rule 17j-1 specifically requires us to adopt a code of ethics that  contains  provisions  reasonably  necessary to prevent our "access  persons"  (defined in Rule 17j-1 to cover persons  such  as  officers,  directors,  portfolio  managers, traders,  research  analysts  and  others)  from  engaging  in fraudulent conduct, including insider trading. Each investment company  we advise  has also  adopted  a code of  ethics  with respect  to its  access  persons.  As set  forth in  Section 3 below, our Code and Statement applies to all Employees and all other  individuals  who  are  Access  Persons.  The  Code  and
                  Statement is also  intended to comply with the  provisions  of
                  Rule  204-2  under the  Investment  Advisers  Act of 1940 (the
                  "Advisers  Act")  which  requires  us to  maintain  records of securities transactions in which certain of our personnel have any Beneficial Ownership.

         (c)      All Employees and all other individuals who are Access Persons
                  (collectively,  "you") also serve as fiduciaries  with respect to our Clients and in this capacity you owe an undivided  duty of  loyalty  to our  Clients.  As  part of  this  duty  and as expressed  throughout the Code and Statement,  you must at all times:

                  (i)      Place the interests of our Clients first;

                  (ii)     Conduct   all   personal   securities    transactions
                           consistent with this Code and Statement and in such a
                           manner that avoids any actual or  potential  conflict
                           of interest or any abuse of your  responsibility  and
                           position of trust; and

                  (iii)    Abide by the  fundamental  standard that you not take
                           inappropriate advantage of your position.

         (d)      This Code and  Statement  does not  attempt  to  identify  all possible  conflicts of interests and literal  compliance  with each of the  specific  procedures  will  not  shield  you from liability for personal trading or other conduct which violates your  fiduciary  duties to our  Clients.  In  addition  to the specific  prohibitions  contained in this Code and  Statement, you are also subject to a general requirement not to engage in any act or  practice  that would  defraud  our  Clients.  This general prohibition  includes, in connection with the purchase or sale of a Security  held or to be acquired or sold (as this phrase is defined below in Section 2(k)) by a Client:

                  (i)      Making any untrue statement of a material fact;

                  (ii)     Creating   materially   misleading   impressions   by
                           omitting   to  state  or  failing   to  provide   any
                           information necessary to make any statements made, in
                           light of the  circumstances  in which  they are made,
                           not misleading;

                  (iii)    Making  investment  decisions,  changes  in  research
                           ratings and trading  decisions other than exclusively
                           for the  benefit of and in the best  interest  of our
                           Clients;

                  (iv)     Using   information   about   investment  or  trading
                           decisions  or changes in  research  ratings  (whether
                           considered,  proposed  or made) to  benefit  or avoid
                           economic  injury  to you or  anyone  other  than  our
                           Clients;

                  (v)      Taking,  delaying or omitting to take any action with
                           respect  to any  research  recommendation,  report or
                           rating or any  investment  or trading  decision for a
                           Client  in order to avoid  economic  injury to you or
                           anyone other than our Clients;

                  (vi)     Purchasing  or  selling  a  Security  on the basis of
                           knowledge of a possible trade by or for a Client;

                  (vii)    Revealing to any other  person  (except in the normal
                           course of your  duties  on  behalf  of a Client)  any
                           information regarding Securities  transactions by any
                           Client or the consideration by any Client of Alliance
                           of any such Securities transactions; or

                  (viii)   Engaging in any manipulative practice with respect to
                           any Client.

(E)               The  provisions  contained in this Code and Statement  MUST be followed when making a personal securities transaction.  These
                  policies  and   procedures,   which  must  be  followed,   are
                  considerably  more restrictive and  time-consuming  than those applying to  investments in the mutual funds and other Clients we  advise.  If you are not  prepared  to  comply  with  these policies and procedures, you must forego personal trading.

2.       DEFINITIONS

         The following  definitions apply for purposes of the Code and Statement in addition to the definitions contained in the text itself.

         (a)      "ACCESS  PERSON"  means any director or officer of the general partner of Alliance, as well as any of the following persons:

                  (i)      any  Employee  who,  in  connection  with  his or her
                           regular functions or duties --

                           (A)      makes,    participates    in,   or   obtains
                                    information  regarding  the purchase or sale
                                    of  a  Security   by  a  Client,   or  whose
                                    functions   relate  to  the  making  of  any
                                    recommendations   with   respect   to   such
                                    purchases or sales;

                           (B)      obtains    information   from   any   source
                                    regarding any change,  or  consideration  of
                                    any change in Alliance's  internal  research
                                    coverage, a research rating or an internally
                                    published view on a Security or issuer; or

                           (C)      obtains    information   from   any   source
                                    regarding  the  placing or  execution  of an
                                    order for a Client account; and

                  (ii)     any  natural  person  having the power to  exercise a
                           controlling influence over the management or policies
                           of Alliance  (unless  that power is solely the result
                           of his or her position with Alliance) who:

                           (A)      obtains        information        concerning
                                    recommendations made to a Client with regard
                                    to the purchase or sale of a Security;

                           (B)      obtains    information   from   any   source
                                    regarding any change,  or  consideration  of
                                    any change in  research  coverage,  research
                                    rating or a published  view on a Security or
                                    issuer; and

                           (C)      obtains    information   from   any   source
                                    regarding  the  placing or  execution  of an
                                    order for a Client account.

         (b)      A SECURITY IS "BEING CONSIDERED FOR PURCHASE OR SALE" WHEN:

                  (i)      an  Alliance   research   analyst   issues   research
                           information  (including  as part of the daily morning
                           call)  regarding  initial  coverage of, or changing a
                           rating with respect to, a Security;

                  (ii)     a portfolio  manager has indicated  (during the daily
                           morning call or  otherwise)  his or her  intention to
                           purchase or sell a Security;

                  (iii)    a portfolio manager places an order for a Client; or

                  (iv)     a  portfolio  manager  gives a trader  discretion  to
                           execute an order for a Client over a specified period
                           of time.

         (c)      "BENEFICIAL OWNERSHIP" is interpreted in the same manner as in determining  whether a person is subject to the  provisions of
                  Section 16 of the Securities  Exchange Act of 1934  ("Exchange
                  Act"),   Rule  16a-1  and  the  other  rules  and  regulations
                  thereunder and includes  ownership by any person who, directly
                  or    indirectly,    through   any   contract,    arrangement,
                  understanding,  relationship  or  otherwise,  has or  shares a direct or  indirect  pecuniary  interest  in a  Security.  For example,  an individual has an indirect  pecuniary interest in any  Security  owned by the  individual's  spouse.  Beneficial
                  Ownership also includes,  directly or indirectly,  through any
                  contract,   arrangement,   understanding,   relationship,   or
                  otherwise,  having or sharing  "voting  power" or  "investment power,"  as  those  terms  are  used in  Section  13(d) of the
                  Exchange Act and Rule 13d-3 thereunder.

         (d)      "CLIENT"  means any person or entity,  including an investment company,  for which Alliance  serves as investment  manager or adviser.

         (e)      "COMPLIANCE OFFICER" refers to Alliance's Compliance Officer.

         (f)      "CONTROL" has the same meaning set forth in Section 2(a)(9) of the Investment Company Act.

         (g)      "EMPLOYEE"  refers to any  person  who is an  employee  of any
                  member  of  the  Alliance  Group,   including  both  part-time
                  employees, as well as consultants (acting in the capacity of a portfolio  manager,  trader  or  research  analyst)  under the control of Alliance who, but for their status as  consultants, would otherwise come within the definition of Access Person.

         (h)      "INITIAL  PUBLIC  OFFERING"  means an offering  of  securities registered  under the  Securities  Act of 1933,  the issuer of which, immediately before the registration, was not subject to the  reporting  requirements  of  Sections  13 or 15(d) of the
                  Securities Exchange Act of 1934.

         (i)      "INVESTMENT PERSONNEL" refers to:

                  (i)      any  Employee who acts in the capacity of a portfolio
                           manager, research analyst or trader;

                  (ii)     any  Employee  who  assists  someone  acting  in  the
                           capacity of a portfolio manager,  research analyst or
                           trader and as an assistant has access to  information
                           generated  or used by  portfolio  managers,  research
                           analysts   and  traders   (including,   for  example,
                           assistants  who have  access to the  Alliance  Global
                           Equity Review or the Alliance Fixed Income Review);

                  (iii)    any Employee who receives the Alliance  Global Equity
                           Review or the Alliance Fixed Income Review; or

                  (iv)     any  natural  person who  Controls  Alliance  and who
                           obtains information  concerning  recommendations made
                           to  a  Client  regarding  the  purchase  or  sale  of
                           securities by the Client.

         (j)      "LIMITED  OFFERING"  means an  offering  that is  exempt  from registration  under the  Securities  Act of 1933  pursuant  to
                  Sections 4(2) or 4(6) thereof or pursuant to Rules 504, 505 or
                  506 under the Securities Act of 1933.

         (k)      "PERSONAL ACCOUNT" refers to any account  (including,  without limitation,  a custody  account,  safekeeping  account  and an account maintained by an entity that may act in a brokerage or a principal  capacity)  in which an Access  Person or Employee has any Beneficial  Ownership and any such account  maintained by or for a financial dependent.  For example, this definition includes Personal Accounts of:

                  (i)      an Access Person's or Employee's spouse,  including a
                           legally   separated  or  divorced  spouse  who  is  a
                           financial dependent,

                  (ii)     financial  dependents residing with the Access Person
                           or Employee, and

                  (iii)    any person financially  dependent on an Access Person
                           or  Employee  who does not reside  with that  person,
                           including  financially  dependent  children  away  at
                           college.

         (l)      "PURCHASE  OR  SALE  OF  A  SECURITY"  includes,  among  other transactions,  the  writing or purchase of an option to sell a
                  Security and any short sale of a Security.

         (m)      "SECURITY"  has the meaning  set forth in Section  2(a)(36) of
                  the  Investment  Company  Act  and  any  derivative   thereof,
                  commodities,  options or  forward  contracts,  except  that it shall not  include  shares of  open-end  investment  companies registered under the Investment Company Act, securities issued by  the  Government  of the  United  States,  short-term  debt securities that are government  securities  within the meaning of Section  2(a)(16) of the Investment  Company Act,  bankers'
                  acceptances,  bank certificates of deposit,  commercial paper, and such other money market  instruments  as are designated by the Compliance Officer.

         (n)      "SECURITY HELD OR TO BE ACQUIRED OR SOLD" means:

                  (i)      any  Security  which,  within the most recent 15 days
                           (1) is or has been  held by a Client  or (2) is being
                           or has been  considered  by a Client  (to the  extent
                           known by  Alliance)  or Alliance  for purchase by the
                           Client; and

                  (ii)     any  option to  purchase  or sell,  and any  Security
                           convertible into or exchangeable for, a Security.

         (o)      "SUBSIDIARY"  refers  to  either  of the  following  types  of
                  entities   with  respect  to  which   Alliance,   directly  or
                  indirectly,  through the  ownership of voting  securities,  by contract  or  otherwise  has the  power to direct or cause the direction of management or policies of such entity:

                  (i)      any U.S. entity engaged in money management; and

                  (ii)     any non-U.S.  entity engaged in money  management for
                           U.S. accounts.

3.       APPLICATION

         (a)      This Code and  Statement  applies to all  Employees and to all other  individuals  who are Access  Persons.  Please note that
                  certain   provisions   apply  to  all  Employees  while  other
                  provisions  apply only to Access Persons and others apply only
                  to  certain   categories  of  Access   Persons  who  are  also
                  Investment  Personnel (e.g.,  portfolio  managers and research analysts).

         (b)      Alliance will provide a copy of this Code and Statement to all
                  Employees  and all  individuals  who are  Access  Persons.  In addition, the Compliance Officer will maintain lists of Access
                  Persons and Investment Personnel, including a separate list of portfolio managers and research analysts.

4.       LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

         (a)      ALL EMPLOYEES

                  It is the  responsibility  of each employee to ensure that all personal securities transactions are made in strict compliance with the restrictions and procedures in the Code and Statement and otherwise  comply with all applicable legal and regulatory requirements. EMPLOYEES MUST HOLD ALL SECURITIES IN A PERSONAL
                  ACCOUNT.  This  requirement  applies to all types of  personal securities transactions  including,  for example, the purchase
                  of  Securities   in  a  private   placement  or  other  direct
                  investment.  In  addition,  employees  may not  take  physical
                  possession  of   certificates  or  other  formal  evidence  of
                  ownership.  Personal securities transactions for employees may be effected only in a Personal  Account and in accordance with the following provisions:

                  (i)      DESIGNATED BROKERAGE ACCOUNTS

                           Personal  Accounts of an employee that are maintained
                           as brokerage  accounts  must be held at the following
                           designated   broker-dealers:   Donaldson,   Lufkin  &
                           Jenrette Securities Corporation,  DLJ Direct, Merrill
                           Lynch & Co. or Charles Schwab. In addition, employees
                           who currently  maintain a Personal Account at Sanford
                           C.  Bernstein & Co., LLC should  continue to use this
                           account for all personal securities transactions.

                  (ii)     SECURITIES  BEING  CONSIDERED FOR CLIENT  PURCHASE OR
                           SALE

                           An employee may not  purchase or sell a Security,  or
                           engage in any short sale of a Security, in a Personal
                           Account  if,  at the  time  of the  transaction,  the
                           Security is being considered for purchase or sale for
                           a Client or is being  purchased or sold for a Client.
                           The   following   non-exhaustive   list  of  examples
                           illustrates this restriction:

                           *        An Alliance research analyst issues research
                                    information  (including as part of the daily
                                    morning call) regarding initial coverage of,
                                    or  changing  a rating  with  respect  to, a
                                    Security.

                           *        A portfolio  manager  has,  during the daily
                                    morning call, indicated his or her intention
                                    to purchase or sell a Security.

                           *        A portfolio  manager  places an order in the
                                    Security to  purchase  or sell the  Security
                                    for a Client.

                           *        An open order in the Security  exists on the
                                    trading desk.

                           *        An open limit  order  exists on the  trading
                                    desk,  and it is reasonably  likely that the
                                    Security  will reach that limit price in the
                                    near future.

                  (iii)    RESTRICTED LIST

                           A Security may not be purchased or sold in a Personal
                           Account  if,  at the  time  of the  transaction,  the
                           Security  appears on the  Alliance  Daily  Restricted
                           List and is restricted for Employee transactions. The
                           Daily Restricted List is made available each business
                           day to all Employees via Lotus Notes and the Alliance
                           Alert.

                  (iv)     PRECLEARANCE REQUIREMENT

                           An Employee  may not  purchase  or sell,  directly or
                           indirectly,  any  Security in which the  Employee has
                           (or after such transaction would have) any Beneficial
                           Ownership  unless  the  Employee  obtains  the  prior
                           written   approval  to  the   transaction   from  the
                           Compliance  Department and, in the case of Investment
                           Personnel, the head of the business unit in which the
                           Employee  works. A request for  preclearance  must be
                           made  in  writing  in  advance  of  the  contemplated
                           transaction and must state:

                           a.       the name of the Security involved,

                           b.       the number of shares or principal  amount to
                                    be purchased or sold, and

                           c.       a response to all questions contained in the
                                    appropriate pre-clearance form.

                           Preclearance  requests  will be acted on only between
                           the hours of 10:00 a.m.  and 3:30 p.m.  Any  approval
                           given under this paragraph will remain in effect only
                           until  the  end  of the  trading  day  on  which  the
                           approval was granted.

                           When a Security is being  considered  for purchase or
                           sale for a Client or is being purchased or sold for a
                           Client  following  the  approval on the same day of a
                           personal  trading  request  form with  respect to the
                           same   security,   the   Compliance   Department   is
                           authorized to cancel the personal order if (x) it has
                           not been  executed  and the  order  exceeds  a market
                           value of  $50,000  or (y) the  Compliance  Department
                           determines,  after  consulting  with the trading desk
                           and  the   appropriate   business   unit   head   (if
                           available),   that  the   order,   based  on   market
                           conditions,  liquidity  and other  relevant  factors,
                           could  have an  adverse  impact  on a Client  or on a
                           Client's  ability to purchase or sell the Security or
                           other Securities of the issuer involved.

                  (v)      AMOUNT OF TRADING

                           No  more   than  an   aggregate   of  20   securities
                           transactions  may  occur  in an  Employee's  Personal
                           Accounts in any consecutive thirty-day period.

                  (vi)     DISSEMINATION OF RESEARCH INFORMATION

                           An Employee may not buy or sell any Security  that is
                           the subject of "significantly  new" or "significantly
                           changed"  research  during a forty-eight  hour period
                           commencing  with the first  publication or release of
                           the  research.  The  terms  "significantly  new"  and
                           "significantly changed" include:

                           a.       the  initiation  of  coverage by an Alliance
                                    research analysts;

b.                                  any change in a research  rating or position
                                    by an Alliance  research analyst (unless the
                                    research   analyst   who  makes  the  change
                                    advises the Compliance Department in writing
                                    that  the   change  is  the   result  of  an
                                    unanticipated       widely      disseminated
                                    announcement  or  market  event,  e.g.,  the
                                    announcement of a major earnings  warning as
                                    opposed    to    the    research    analysts
                                    independently    rethinking   his   or   her
                                    subjective assessment of the security); and

c.                                  any other rating,  view,  opinion, or advice
                                    from  an  Alliance  research  analyst,   the
                                    issuance  (or  reissuance)  of  which in the
                                    opinion of such research  analyst or head of
                                    research would be reasonably  likely to have
                                    a  material  effect  on  the  price  of  the
                                    security.

                  (vii)    INITIAL PUBLIC OFFERINGS

                           No  Employee  shall  acquire  any direct or  indirect
                           Beneficial Ownership in any Securities in any Initial
                           Public Offering.

                  (viiii)  LIMITED OFFERINGS

                           No Employee shall acquire any Beneficial Ownership in
                           any Securities in any Limited  Offering of Securities
                           unless the  Compliance  Officer and the business unit
                           head give express prior written approval and document
                           the basis for granting or denying  approval after due
                           inquiry.   The  Compliance  Officer,  in  determining
                           whether  approval  should  be  given,  will take into
                           account, among other factors,  whether the investment
                           opportunity  should  be  reserved  for a  Client  and
                           whether  the  opportunity  is  being  offered  to the
                           individual  by virtue of his or her position with the
                           Alliance  Group.   Employees  authorized  to  acquire
                           Securities  in a Limited  Offering must disclose that
                           investment  when  they  play a part  in any  Client's
                           subsequent  consideration  of an  investment  in  the
                           issuer,  and in such a case, the decision of Alliance
                           to  purchase  Securities  of that issuer for a Client
                           will  be   subject  to  an   independent   review  by
                           Investment  Personnel  with no  personal  interest in
                           such issuer.

         (b)      ACCESS PERSONS

                  In addition to the  requirements set forth in paragraph (a) of this Section 4, the following restrictions apply to all Access
                  Persons:

                  (i)      SHORT SALES

                           No Access  Person shall engage in any short sale of a
                           Security  if,  at the  time of the  transaction,  any
                           Client has a long position in such  Security  (except
                           that an  Access  Person  may  engage  in short  sales
                           against the box and  covered  call  writing  provided
                           that these personal  securities  transactions  do not
                           violate the prohibition against short-term trading).

                  (ii)     SHORT-TERM TRADING

                           All Access Persons are subject to a mandatory buy and
                           hold  of all  Securities  for 60  calendar  days.  An
                           Access Person may,  however,  after 30 calendar days,
                           sell a  Security  if the sale price is lower than the
                           original  purchase  price  (i.e.,  at a  loss  on the
                           original investment).  Any trade made in violation of
                           this paragraph  shall be unwound,  or, if that is not
                           practicable,  all profits from the short-term trading
                           must  be  disgorged  as  directed  by the  Compliance
                           Officer.

                  (iii)    NON-EMPLOYEE ACCESS PERSONS

                           Any non-Employee  Access Person with actual knowledge
                           that a Security is being  considered  for purchase or
                           sale  for a  Client  may not  purchase  or sell  such
                           Security.

         (c)      INVESTMENT PERSONNEL

                  In addition to the  requirements  set forth in paragraphs  (a)
                  and (b) of this Section 4, the following restrictions apply to all Investment Personnel:

                  (i)      BOARD MEMBER OR TRUSTEE

                           No Investment  Personnel  shall serve on any board of
                           directors  or  trustees  or in any  other  management
                           capacity  of any  private or public  company  without
                           prior  written   authorization  from  the  Compliance
                           Officer based upon a determination  that such service
                           would not be  inconsistent  with the interests of any
                           Client.  This prohibition does not include non-profit
                           corporations,   charities  or  foundations;  however,
                           approval from the Investment  Personnel's  supervisor
                           is necessary.

                  (ii)     RECEIPT OF GIFTS

                           No  Investment  Personnel  shall  receive any gift or
                           other  thing of more than DE  MINIMIS  value from any
                           person or entity, other than a member of the Alliance
                           Group,  that does business with Alliance on behalf of
                           a Client,  provided,  however,  that  receipt  of the
                           following shall not be prohibited:

                           a.       an occasional breakfast, luncheon, dinner or
                                    reception, ticket to a sporting event or the
                                    theater, or comparable  entertainment,  that
                                    is  not  so  frequent,  so  costly,  nor  so
                                    extensive   as  to  raise  any  question  of
                                    impropriety;

                           b.       a breakfast,  luncheon, dinner, reception or
                                    cocktail  party in  conjunction  with a bona
                                    fide business meeting; and

                           c.       a gift approved in writing by the Compliance
                                    Officer.

         (d)      PORTFOLIO MANAGERS

                  In addition to the  requirements  set forth in paragraphs (a),
                  (b) and (c) of this  Section  4,  the  following  restrictions apply to all  persons  acting in the  capacity  of a portfolio manager of a Client account:

                  (i)      BLACKOUT PERIODS

                           No  person  acting  in the  capacity  of a  portfolio
                           manager  shall buy or sell a Security  for a Personal
                           Account within seven calendar days before and after a
                           Client trades in that Security. In the case of Client
                           accounts managed by more than one portfolio  manager,
                           this restriction will apply to the portfolio  manager
                           who  makes  the  decision  to  purchase  or sell  the
                           relevant Security.  If a portfolio manager engages in
                           such  a  personal  securities  transaction  during  a
                           blackout  period,  the Compliance  Officer will break
                           the  trade or, if the  trade  cannot be  broken,  the
                           Compliance   Officer  will  direct  that  any  profit
                           realized on the trade be disgorged.

                  (ii)     ACTIONS DURING BLACKOUT PERIODS

                           No  person  acting  in the  capacity  of a  portfolio
                           manager  shall delay or accelerate a Client trade due
                           to a previous  purchase  or sale of a Security  for a
                           Personal  Account.  In the  event  that  a  portfolio
                           manager determines that it is in the best interest of
                           a Client to buy or sell a Security for the account of
                           the Client  within seven days of the purchase or sale
                           of the  same  Security  in a  Personal  Account,  the
                           portfolio   manager  should  contact  the  Compliance
                           Officer  immediately who may direct that the trade in
                           the  Personal  Account  be  canceled  or  take  other
                           appropriate relief.

                  (iii)    TRANSACTIONS CONTRARY TO CLIENT POSITIONS

                           No  person  acting  in the  capacity  of a  portfolio
                           manager  shall  purchase  or  sell  a  Security  in a
                           Personal  Account  contrary to  investment  decisions
                           made on  behalf  of a Client,  unless  the  portfolio
                           manager  represents  and  warrants  in  the  personal
                           trading  request form that (x) it is appropriate  for
                           the Client  account to buy,  sell or continue to hold
                           that  Security  and (y) the  decision  to purchase or
                           sell the  Security for the  Personal  Account  arises
                           from the need to raise or invest  cash or some  other
                           valid reason  specified by the portfolio  manager and
                           approved  by  the  Compliance   Officer  and  is  not
                           otherwise  based on the portfolio  manager's  view of
                           how the Security is likely to perform.

         (e)      RESEARCH ANALYSTS

                  In addition to the  requirements  set forth in paragraphs (a),
                  (b), (c) of this Section 4, the following  restrictions  apply to all persons acting in the capacity of a research analyst:

                  (i)      BLACKOUT PERIODS

                           No person  acting as a research  analyst shall buy or
                           sell a Security within seven calendar days before and
                           after making a change in a rating or other  published
                           view with  respect  to that  Security.  If a research
                           analyst   engages  in  such  a  personal   securities
                           transaction  during a blackout period, the Compliance
                           Officer  will break the trade or, if the trade cannot
                           be broken,  the  Compliance  Officer will direct that
                           any profit realized on the trade be disgorged.

                  (ii)     ACTIONS DURING BLACKOUT PERIODS

                           No person acting as a research analyst shall delay or
                           accelerate  a rating  or other  published  view  with
                           respect  to  any  Security   because  of  a  previous
                           purchase  or sale  of a  Security  in  such  person's
                           Personal  Account.  In  the  event  that  a  research
                           analyst  determines  that it is appropriate to make a
                           change in a rating  or other  published  view  within
                           seven  days  of the  purchase  or  sale  of the  same
                           Security in a Personal Account,  the research analyst
                           should contact the Compliance Officer immediately who
                           may direct that the trade in the Personal  Account be
                           canceled or take other appropriate relief.

                  (iii)    ACTIONS CONTRARY TO RATINGS

                           No person acting as a research analyst shall purchase
                           or sell a Security  (to the extent  such  Security is
                           included in the research analyst's research universe)
                           contrary  to  an  outstanding  rating  or  a  pending
                           ratings  change,  unless  (x)  the  research  analyst
                           represents  and  warrants  in  the  personal  trading
                           request form that (as applicable)  there is no reason
                           to change the outstanding rating and (y) the research
                           analyst's  personal  trade  arises  from  the need to
                           raise  or  invest  cash or some  other  valid  reason
                           specified by the research analyst and approved by the
                           Compliance  Officer and is not otherwise based on the
                           research analyst's view of how the security is likely
                           to perform.

5.       EXEMPTED TRANSACTIONS

         (a)      The  pre-clearance  requirements,   as  described  in  Section
                  4(a)(iv) of this Code and Statement, do not apply to:

                  (i)      NON-VOLITIONAL TRANSACTIONS

                           Purchases   or   sales   that   are    non-volitional
                           (including,  for example,  any  Security  received as
                           part of an individual's  compensation) on the part of
                           an  Employee  (and any  Access  Person  who is not an
                           Employee) or are pursuant to a dividend  reinvestment
                           plan (up to an  amount  equal to the cash  value of a
                           regularly  declared  dividend,  but not in  excess of
                           this amount).

                  (ii)     EXERCISE OF PRO RATA ISSUED RIGHTS

                           Purchases effected upon the exercise of rights issued
                           by an issuer  PRO RATA to all  holders  of a class of
                           the  issuer's  Securities,  to the extent such rights
                           were  acquired  from such  issuer,  and sales of such
                           rights so acquired.  This  exemption  applies only to
                           the  exercise  or sale of rights  that are  issued in
                           connection  with a specific  upcoming public offering
                           on a specified  date,  as opposed to rights  acquired
                           from the issuer (such as warrants or options),  which
                           may  be  exercised  from  time-to-time  up  until  an
                           expiration date. This exemption does not apply to the
                           sale of stock  acquired  pursuant to the  exercise of
                           rights.

         (b)      The  restrictions on effecting  transactions in a (1) Security being  considered  for  purchase  or  sale,  as  described  in
                  Sections  4(a)(ii) and 4(b)(iii) or (2) that is the subject of
                  "significantly  new" or "significantly  changed" research,  as described in Section  4(a)(vi) of this Code and Statement,  do not apply to:

                  (i)      NON-VOLITIONAL TRANSACTIONS

                           Purchases   or   sales   that   are    non-volitional
                           (including,  for example,  any  Security  received as
                           part of an individual's  compensation) on the part of
                           an  Access  Person  or  are  pursuant  to a  dividend
                           reinvestment  plan (up to an amount equal to the cash
                           value of a regularly  declared  dividend,  but not in
                           excess of this amount).

                  (ii)     EXERCISE OF PRO RATA ISSUED RIGHTS

                           Purchases effected upon the exercise of rights issued
                           by an issuer  PRO RATA to all  holders  of a class of
                           the  issuer's  Securities,  to the extent such rights
                           were  acquired  from such  issuer,  and sales of such
                           rights so acquired.  This  exemption  applies only to
                           the  exercise  or sale of rights  that are  issued in
                           connection  with a specific  upcoming public offering
                           on a specified  date,  as opposed to rights  acquired
                           from the issuer (such as warrants or options),  which
                           may  be  exercised  from  time-to-time  up  until  an
                           expiration date. This exemption does not apply to the
                           sale of stock  acquired  pursuant to the  exercise of
                           rights.

                  (iii)    DE MINIMIS TRANSACTIONS -- FIXED INCOME SECURITIES

                           Any of the  following  Securities,  if at the time of
                           the  transaction,  the  Access  Person  has no actual
                           knowledge  that the Security is being  considered for
                           purchase  or sale by a Client,  that the  Security is
                           being  purchased  or sold by the  Client  or that the
                           Security  is  the  subject  of  significantly  new or
                           significantly changed research:

                           a.       Fixed    income    securities    transaction
                                    involving no more than 100 units or having a
                                    principal amount not exceeding $25,000; or

                           b.       Non-convertible    debt    securities    and
                                    non-convertible  preferred  stocks which are
                                    rated by at least one nationally  recognized
                                    statistical rating organization ("NRSRO") in
                                    one of the three  highest  investment  grade
                                    rating categories.

                  (iv)     DE MINIMIS TRANSACTIONS -- EQUITY SECURITIES

                           Any  equity  Securities  transaction,  or  series  of
                           related  transactions,  involving  shares  of  common
                           stock and  excluding  options,  warrants,  rights and
                           other derivatives, provided

                           a.       any orders are entered  after 10:00 a.m. and
                                    before 3:00 p.m. and are not  designated  as
                                    "market on open" or "market on close";

                           b.       the aggregate  value of the  transactions do
                                    not exceed (1) $10,000 for securities with a
                                    market   capitalization   of  less  than  $1
                                    billion;  (2) $25,000 for securities  with a
                                    market  capitalization  of $1  billion to $5
                                    billion and (3) $50,000 for securities  with
                                    a market  capitalization  of greater than $5
                                    billion; and

                           c.       the Access  Person  has no actual  knowledge
                                    that the  Security is being  considered  for
                                    purchase  or  sale  by a  Client,  that  the
                                    Security  is being  purchased  or sold by or
                                    for the Client or that the  Security  is the
                                    subject    of    significantly     new    or
                                    significantly changed research.

                  PLEASE  NOTE:  Even if your trade  qualifies  for a de minimus exception,  you  must  pre-clear  your  transaction  with  the
                  Compliance Department in advance of placing the trade.

         (c)      NON-EMPLOYEE ACCESS PERSONS

                  The restrictions on Employees and Access Persons, as described in Sections 4(a) and 4(b) of this Code and  Statement,  do not apply to non-Employee  Access  Persons,  if at the time of the transaction involved, such person has no actual knowledge that the  Security  involved is being  considered  for  purchase or sale.

         (d)      EXTREME HARDSHIP

                  In addition to the  exceptions  contained  in Section 5(a) and
                  (b),   the   Compliance   Officer   may,   in   very   limited
                  circumstances, grant other exceptions under any Section of the
                  Code and Statement on a case-by-case basis, provided:

                  (i)      The individual seeking the exception furnishes to the
                           Compliance Officer:

                           a.       a written  statement  detailing  the efforts
                                    made to  comply  with the  requirement  from
                                    which the individual seeks an exception;

                           b.       a    written    statement    containing    a
                                    representation   and   warranty   that   (1)
                                    compliance with the requirement would impose
                                    a severe  undue  hardship on the  individual
                                    and  (2) the  exception  would  not,  in any
                                    manner or degree, harm or defraud the Client
                                    or compromise the individual's or Alliance's
                                    fiduciary duty to any Client; and

                           c.       any   supporting   documentation   that  the
                                    Compliance Officer may request;

                  (ii)     The Compliance Officer conducts an interview with the
                           individual  or takes such other steps the  Compliance
                           Officer  deems  appropriate  in order to verify  that
                           granting  the  exception  will not in any  manner  or
                           degree,  harm or defraud the Client or compromise the
                           individual's  or  Alliance's  fiduciary  duty  to any
                           Client; and

                  (iii)    The   Compliance   Officer   maintains,   along  with
                           statements  provided  by the  individual,  a  written
                           record that contains:

                           a.       the name of the individual;

                           b.       the specific  requirement  of Section 4 from
                                    which the individual sought an exception;

                           c.       the  name  of  the  Security  involved,  the
                                    number  of  shares   or   principal   amount
                                    purchased or sold,  and the date or dates on
                                    which the Securities were purchased or sold;

                           d.       the  reason(s)  the  individual   sought  an
                                    exception from the  requirements  of Section
                                    4;

                           e.       the  efforts the  individual  made to comply
                                    with  the  requirements  of  Section  4 from
                                    which the individual  sought to be excepted;
                                    and

                           f.       the   independent   basis   upon  which  the
                                    Compliance   Officer   believes   that   the
                                    exemption should be granted.

         (e)      Any Employee or Access  Person who acquires an interest in any private  investment  fund  (including  a "hedge  fund") or any other Security that cannot be purchased and held in a Personal
                  Account  shall  be  excepted  from  the  requirement  that all
                  Securities  be held in a Personal  Account,  as  described  in
                  Section  4(a) of this Code and  Statement.  Such  Employee  or
                  Access  Person  shall  provide the  Compliance  Officer with a written  statement  detailing  the  reason  why such  Security
                  cannot  be   purchased   and  held  in  a  Personal   Account.
                  Transactions in these Securities  nevertheless  remain subject
                  to  all  other   requirements  of  this  Code  and  Statement,
                  including    applicable    private    placement    procedures,
                  preclearance   requirements   and  blackout   period   trading
                  restrictions.

6.       REPORTING

         (a)      INITIAL HOLDINGS REPORTS

                  Upon  commencement of employment with a member of the Alliance
                  Group, an employee must provide an Initial  Holdings Report to the Compliance Officer disclosing the following:

                  (i)      all  Securities  beneficially  owned by the  employee
                           (including   the  title,   number  of  shares  and/or
                           principal   amount  of  each  Security   beneficially
                           owned);

                  (ii)     the   name   of  any   broker-dealer   or   financial
                           institution  where the employee  maintains a Personal
                           Account; and

                  (iii)    the date the report is submitted by the employee.

                           This report must be  submitted  no later than 10 days
                           after joining Alliance.

         (b)      ANNUAL HOLDINGS REPORTS BY EMPLOYEE ACCESS PERSONS

                  Each Access Person must,  by January 30 of each year,  provide an annual holdings report to the Compliance Officer disclosing the following:

                  (i)      all  Securities  beneficially  owned  by  the  Access
                           Person (including the title,  number of shares and/or
                           principal   amount  of  each  Security   beneficially
                           owned);

                  (ii)     the   name   of  any   broker-dealer   or   financial
                           institution  where  the  Access  Person  maintains  a
                           Personal Account; and

                  (iii)    the  date  the  report  is  submitted  by the  Access
                           Person.

                           The information must be current as of a date not more
                  than 30 days before the report is submitted. In the event that
                  Alliance   already   maintains   a  record  of  the   required
                  information  via account  statements  received from the Access
                  Person's  broker-dealer,  an Access  Person may  satisfy  this requirement  by (i)  confirming in writing  (which may include
                  e-mail) the accuracy of the record and (ii) recording the date of the confirmation.

         (c)      ACCESS PERSONS WHO ARE NOT EMPLOYEES OF ALLIANCE

                  Every Access Person who is not an Employee of Alliance,  shall report to the Compliance Officer the information  described in
                  Section  6(a) and (b) as well as 6(e)  below  with  respect to transactions  in any Security in which such Access Person has, or by  reason of such  transaction  acquires,  any  Beneficial
                  Ownership in the Security; provided, however, that such Access
                  Person  is not  required  to make a  report  with  respect  to transactions  effected  in any  account  over which the Access
                  Person  does not have any  direct  or  indirect  influence  or control,  including  such an account in which an Access Person has any Beneficial Ownership.

         (d)      AFFILIATED AND NON-AFFILIATED DIRECTORS

                  As non-employee Access Persons,  affiliated directors are also
                  required  to  provide  the  Compliance   Department  with  the
                  information  set  forth in  Sections  6 (a) and 6 (b),  above.
                  Non-affiliated  directors  are only  required  to provide  the
                  Compliance  Department  with  the  information  set  forth  in
                  Section 6 (e) below.

         (e)      REPORT CONTENTS

                  Every  report of a  non-Employee  Access  Person  required  by
                  Section  6(c) above shall be in writing and shall be delivered not later than ten days after the end of the calendar  quarter in  which a  transaction  to  which  the  report  relates  was effected, and shall contain the following information:

                  (i)      the date of the transaction, the title and the number
                           of shares,  and the principal amount of each Security
                           involved;

                  (ii)     the nature of the transaction (i.e.,  purchase,  sale
                           or any other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv)     the  name  of the  broker,  dealer  or  bank  with or
                           through whom the transaction was effected.

         (f)      REPORT REPRESENTATIONS

                  Any such report may contain a statement that the report is not to be  construed  as an  admission  by the  person  making the report  that he or she has any direct or  indirect  Beneficial
                  Ownership in the Security to which the report relates.

         (g)      MAINTENANCE OF REPORTS

                  The Compliance Officer shall maintain the information required by Section 6 and such other  records,  if any, as are required by Rule 17j-1 under the Investment  Company Act and Rule 204-2 under the Advisers Act. All reports furnished pursuant to this
                  Section  will be kept  confidential,  subject to the rights of
                  inspection  by  the  Compliance   Officer,   the   Transaction
                  Compliance  Committee,  the Securities and Exchange Commission
                  and by other third parties pursuant to applicable law.

7.       ANNUAL VERIFICATIONS

         Each person  subject to this Code and Statement  must certify  annually that he or she has  read  and  understands  this  Code  and  Statement, recognizes  that he or she is subject thereto and has complied with its
         provisions   and   disclosed  or  reported   all  personal   Securities
         transactions  required  to be  disclosed  or  reported by this Code and
         Statement.  Such  certificates  and  reports  are  to be  given  to the
         Compliance Officer.

8.       SANCTIONS

         Upon learning of a violation of this Code and Statement,  any member of the Alliance  Group,  with the advice of the  Compliance  Officer,  may impose such sanctions as it deems appropriate,  including,  among other things,  censure,  suspension or  termination  of service.  Individuals subject to this Code and  Statement  who fail to comply  with this Code and  Statement  may also be violating  the federal  securities  laws or other  federal and state  laws.  Any such  person who is  suspected  of violating this Code and Statement should be reported immediately to the
         Compliance Officer.

                                  CERTIFICATION

         I hereby  acknowledge  receipt of the Code of Ethics and  Statement  of
Policy and Procedures Regarding Personal Securities  Transactions (the "Code and
Statement") of Alliance Capital Management L.P. and its Subsidiaries.  I certify that I have read and  understand  the Code and Statement and recognize that I am subject  to its  provisions.  I also  certify  that I  have  complied  with  the requirements  of the Code and  Statement  and have  disclosed  or  reported  all personal securities  transactions  required to be disclosed or reported pursuant to the Code and Statement.

                                     Name      _________________________________
                                               (PLEASE PRINT)

                                Signature      _________________________________

                                     Date      _________________________________